EXHIBIT 10.29b

              SECOND AMENDMENT TO PURCHASE AGREEMENT


          This Second Amendment to Purchase Agreement (this "Amendment") is entered into as of this 24th day of September, 1997 by and among Foodbrands America, Inc. ("Foodbrands"), KPR Holdings, Inc. ("KPR Holdings") on behalf of itself and as attorney in fact for each of the former shareholders (the "Shareholders") of Jos. Copperfield & Sons, Inc., formerly known as RKR-GP, Inc., with reference to the following circumstances:

          A. Foodbrands, KPR Holdings and the Shareholders previously entered into that certain Purchase Agreement dated November 14, 1995, as amended by the First Amendment to Purchase Agreement dated April 1, 1997 (the "Agreement"). Terms initially capitalized which are not otherwise defined herein have the meaning set forth in the Agreement, except to the extent otherwise provided.

          B.   Foodbrands has entered into an Asset Purchase
Agreement dated of even date herewith pursuant to which Foodbrands will acquire substantially all of the assets of Winchester Food Processing, Inc. (the "Business").

          C. The Business will be assigned to and operated as a separate division of the Company and the parties desire to clarify and modify, to the extent necessary, the provisions of
Section 2.07 of the Agreement such that the operation of the Business is not included in the operations of the Company for purposes of calculating the EBITDA of the Company and the Contingent Purchase Price.

          Accordingly, the parties have entered into this Amendment for purposes of clarifying and modifying the Agreement and setting forth the mutual agreements of the parties reached as follows:

          1. Business and Accounting Practices and Procedures. Notwithstanding any provision of the Agreement to the contrary, no revenue or expenses or any other transactions or operations of the Business will be included in the financial statements of the Company for purposes of calculating the EBITDA of the Company or the Contingent Purchase Price pursuant to the Agreement. For purposes of Section 2.07 of the Agreement, the Business will be considered a separate Foodbrands Subsidiary; provided, the provisions of Section 2.07(c) shall not be applicable to sales by the Business.

          2. No Other Amendment. Except as specifically amended above, the Agreement shall remain in full force and effect and shall not be otherwise amended by this Amendment.

          3. Entirety. The agreements reflected in this Amendment constitute the entire understanding of the parties with respect to the subject matter hereof and supersede all prior negotiations and discussions.

          4. Amendment. Subject to applicable law, this Amendment may be amended only in writing signed by each of the parties hereto.

          5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall be effective when two or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

          IN WITNESS WHEREOF, the parties have executed this Second Amendment to Purchase Agreement as of the day and year first above written.

                               FOODBRANDS AMERICA, INC.



                              By /s/ Bryant P. Bynum
                                Name: Bryant P. Bynum
                                Title: Sr. Vice President-Finance



                              KPR HOLDINGS, INC., for itself
                              and as agent and attorney-in-fact
                              for the Shareholders


                              By /s/ William E. Rosenthal
                                William E. Rosenthal, President